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Exhibit 99
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Investor Contact:                              Media Contact:
Melissa Nigro (610) 902-6206         James Ely (610) 902-6010
melissa.nigro@airgas.com                   jim.ely@airgas.com


For release:        Immediately

               Airgas Announces Note Offering

RADNOR, PA - July 11, 2001  -- Airgas, Inc. (NYSE: ARG)

announced today its intent to sell $200,000,000 of senior

subordinated notes due 2011.  Concurrently with the offering,

Airgas will obtain a new revolving credit facility for which the Company has received commitments of $400 million, of which the United States dollar equivalent of CDN$50 million will be available in the form of Canadian dollar denominated loans.

Net proceeds from the offering, together with initial

borrowings under the new credit facility, will be used to

refinance the loans outstanding under Airgas' existing credit facility.



The notes are being sold in the United States to qualified

institutional buyers in reliance on Rule 144A, and outside the

United States in compliance with Regulation S, under the

Securities Act of 1933, as amended.  These securities have not been registered under the Securities Act of 1933, as amended,

or any applicable state laws and may not be offered or sold in the United States absent registration or an applicable

exemption from registration requirements.  This announcement shall not constitute an offer to sell or a solicitation of an offer to buy the securities


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ABOUT AIRGAS, INC.

Airgas, Inc. is the largest U.S. distributor of industrial,

medical and specialty gases, welding, safety and related

products.  Its integrated network of 700 locations includes

branches, retail stores, gas fill plants, specialty gas labs,

production facilities and distribution centers.  Airgas also distributes its products and services through eBusiness,

catalog and telemarketing channels.  Its national scale and

strong local presence offers a competitive edge to its

diversified customer base.  For more information, please visit

www.airgas.com.


FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements about

Airgas within the meaning of the Private Securities Litigation

Reform Act of 1995, including statements regarding Airgas'

intent to sell senior subordinated notes; reduce borrowings

under the revolving credit facility; renew the revolving

credit facility; and diversity sources of credit.  These

forward-looking statements involve risks and uncertainties.

Factors that could cause actual results to differ materially from those predicted in any such forward-looking statements

include Airgas' ability to sell the notes; ability to obtain a new revolving credit facility and general economic conditions.

These and other risks are detailed from time to time in

Airgas' periodic reports filed with the Securities and

Exchange Commission, including, but not limited to, its report on Form 10-K for its fiscal year ended March 31, 2001.

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